UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CASCADE MICROTECH, INC.

(Name of Registrant as Specified In Its Charter)

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CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

April 16, 2008

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Friday, May 16, 2008, at 2:30 p.m., Pacific Daylight Time, at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer any questions you may have.

The Notice of Meeting, the Proxy Statement, the proxy card and a copy of our Annual Report to Shareholders describing our operations for the year ended December 31, 2007 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours,

CASCADE MICROTECH, INC.

GEOFF WILD
Director, President and Chief Executive Officer

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 16, 2008

To the Shareholders of Cascade Microtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CASCADE MICROTECH, INC., an Oregon corporation, will be held at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006, on Friday, May 16, 2008, at 2:30 p.m., Pacific Daylight Time. The purposes of the Annual Meeting will be:

1.	To elect three Class I directors to serve for a term of three years or until their successors are elected and one Class II director to serve for a term of one year or until his successor is elected;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3.	To consider and act upon any other business that properly comes before the meeting.

Only holders of record of our common stock at the close of business on March 31, 2008 will be entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may vote in person even if you returned a proxy.

By Order of the Board of Directors,

GEOFF WILD
Director, President and Chief Executive Officer

Beaverton, Oregon

April 16, 2008

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 16, 2008

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Cascade Microtech, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006, on Friday, May 16, 2008, at 2:30 p.m., Pacific Daylight Time and any adjournment thereof.

The two persons named as proxies on the enclosed proxy card, Geoff Wild and Steven Sipowicz, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for director proposed by the Board of Directors; and FOR Proposal No. 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Cascade Microtech, Inc., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

These proxy materials and our 2007 Annual Report to Shareholders are being mailed on or about April 16, 2008 to shareholders of record on March 31, 2008 of our common stock. Our principal executive office is located at, and our mailing address is, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Voting at the Meeting

The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting. Only shareholders of record on March 31, 2008, the record date set by the Board of Directors are entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 13,048,159 shares of common stock outstanding and entitled to vote.

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting: (i) the nominees for election as a director will be elected by a plurality of the votes cast; and (ii) Proposal No. 2 to ratify the appointment of KPMG LLP as independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In each case, abstentions and “broker non-votes” will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted and will have no effect in determining whether the proposal is approved.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether there is a quorum.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, three directors will be elected for a three-year term and one director will be elected for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Under our articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

The following table sets forth the names of the Board of Directors’ nominees for election as a director and those of the other members of the Board of Directors. Also set forth is certain information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he served as a director of Cascade Microtech, Inc., the expiration of his term as a director and the positions currently held with Cascade Microtech, Inc.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires
F. Paul Carlson(1)(3)	I	69	Lead Independent Director	1992	2008
Raymond A. Link(2)	I	54	Director	2005	2008
William R. Spivey(1)(2)	I	61	Director	1998	2008

Geoff Wild	II	51	Director, President and Chief Executive Officer	2008	2008
Continuing Directors
Keith L. Barnes(2)(3)	II	56	Director	2004	2009

George P. O’Leary(1)(3)	III	65	Director	1988	2010
Eric W. Strid	III	55	Chairman of the Board and Chief Technical Officer	1984	2010

(1)	Member of the Management Development and Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Director Nominees

F. Paul Carlson has served as a director since 1992. In 1991, he founded and has since served as President and Chief Executive Officer of The Carlson Group of Companies, a company specializing in business re-engineering and re-structuring, and the financing and development of early stage companies. From 1988 to 1991, Mr. Carlson served as the Vice President of Strategy and Business Development for Honeywell, Inc. From 1980 to 1985, he served as the President and Chief Executive Officer of the Oregon Graduate Institute. From 1985 to 1988 he served as President and Chief Executive Officer of the Oregon Graduate Center Corporation. Previously, he served as a Professor of Electrical Engineering at the University of Washington for 10 years. Mr. Carlson holds a B.S. in Electrical Engineering from the University of Washington, an M.S. in Electrical Engineering from the University of Maryland and a Ph.D. in Electrical Engineering from the University of Washington. Mr. Carlson attended the Stanford Executive Education program in 1987. Mr. Carlson also serves as a director of the Russell Trust Company.

Raymond A. Link has served as a director since February 2005. Since July 2005, Mr. Link has served as Executive Vice President and Chief Financial Officer of FEI Company, a leading supplier of products and systems that enable research, development and manufacture of nanoscale features. Prior to this, Mr. Link served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of TriQuint

Semiconductor, Inc., a manufacturer of electronic signal processing components primarily used in wireless communications, since July 2001 as a result of TriQuint’s merger with Sawtek, Inc. Mr. Link joined Sawtek, Inc., a designer and manufacturer of a broad range of electronic signal processing components primarily for use in the wireless communications industry, in September 1995 as Vice President Finance and Chief Financial Officer. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Link is also a Certified Public Accountant.

William R. Spivey has served as a director since July 1998. From July 2000 until September 2001, Mr. Spivey served as the President and Chief Executive Officer of Luminent, Inc., a provider of fiber optic components to the communications industry. From 1997 to 2000, Mr. Spivey served as Group President of the Network Products group of Lucent Technologies. From 1994 to 1997, he served as Vice President of the Systems and Components Group, Member of the Office of the President and Co-chair of the Executive Committee of AT&T Microelectronics. Mr. Spivey holds a B.S. in Physics from Duquesne University, an M.S. in Physics from Indiana University of Pennsylvania, and a Ph.D. in Administration/Management from Walden University. Mr. Spivey also serves as a director of ADC Telecommunications, Inc., The Laird Group PLC, Novellus Systems, Inc. and Raytheon Company.

Geoff Wild has served as a director since January 2008. Mr. Wild has also served as our President and Chief Executive Officer since January 2008. Prior to this, Mr. Wild served as the President and Chief Executive Officer of Nikon Precision, Inc., a manufacturer of lithography equipment for the microelectronics manufacturing industry, since 2002. Prior to that, Mr. Wild held management positions with Johnson Matthey, a specialty chemicals company focused on its core skills in catalysts, precious metals, fine chemicals and process technology, and AlliedSignal, a manufacturer of friction materials, brake pads, brake rotors, suspensions and engine parts. Mr. Wild holds a BSc degree in Chemistry from the University of Bath (U.K.). Mr. Wild also serves as a director of E Ink Corp., a private company, and Axcelis Technologies, Inc.

Continuing Directors

Keith L. Barnes has served as a director since February 2004. Mr. Barnes was named Chairman of Verigy Ltd. in 2007 and has been Chief Executive Officer and President of Verigy Ltd. since 2006. From 2003 to 2006, he served as Chairman and Chief Executive Officer of Electroglas, Inc. From 1995 to 2001 he served as Chairman and Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”). Prior to joining IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes holds a degree from San Jose State University in Environmental Science and is a Regent at the University of Portland.

George P. O’Leary has served as a director since 1988. From 1972 to 1983, Mr. O’Leary served in various capacities for Floating Point Systems, Inc., including as Vice President of Engineering and President of European Operations. He also served as Chief Operating Officer and as a director of Floating Point Systems, Inc. from 1986 until his retirement in 1987. Mr. O’Leary was a Professor of Physics at the Oregon Graduate Institute from 1969 to 1972. He holds a Ph.D. in Physics from Yale University.

Eric W. Strid co-founded Cascade Microtech and has served as our Chairman and Chief Executive Officer from 1984 until January 2008. He also served as our President from 1984 to December 1996 and from June 2004 to January 2008. In January 2008, Mr. Strid became our Chief Technical Officer. Prior to 1984, Mr. Strid served as a Principal Engineer with Tektronix, Inc. and with TriQuint Semiconductor, Inc., where he designed and evaluated high-frequency gallium arsenide integrated circuits. Mr. Strid holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Electrical Engineering from the University of California at Berkeley.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

DIRECTOR INDEPENDENCE AND LEAD INDEPENDENT DIRECTOR

The Board of Directors has determined that each of our directors and director nominees, except Mr. Strid and Mr. Wild, is an “independent director” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

Mr. Carlson has been designated as the Lead Independent Director pursuant to our Corporate Governance Policies. The Lead Independent Director may periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors. The independent directors met four times during 2007 with Company counsel present.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings during 2007 and, during 2007, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. Members of the Board of Directors are encouraged to attend our annual meeting of shareholders each year. All of the members of the Board of Directors attended our 2007 annual meeting of shareholders.

The Board of Directors has three standing committees: the Management Development and Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Management Development and Compensation Committee. During 2007, our Management Development and Compensation Committee consisted of Messrs. Carlson, O’Leary (Chair) and Spivey. The Management Development and Compensation Committee determines the compensation of our executive officers, including annual salaries, bonuses, stock options and other incentive compensation agreements. The Management Development and Compensation Committee also administers our 2000 Stock Incentive Plan and our 2004 Employee Stock Purchase Plan. In addition, this committee provides guidance and support to the executive officers in their efforts to train and develop management employees. The Management Development and Compensation Committee held two meetings during 2007. Our Management Development and Compensation Committee Charter is available on our website at www.cascademicrotech.com.

Audit Committee. During 2007, our Audit Committee consisted of Messrs. Barnes, Link (Chair) and Spivey. The Audit Committee reviews the scope and results of our audit by our independent registered public accounting firm, appoints our independent registered public accounting firm, reviews and approves the audit fees for the independent registered public accounting firm and reviews the adequacy of our systems of internal control and accounting policies and procedures and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates and supervises inquiries into aspects of our financial affairs. The Board of Directors has determined that (i) Mr. Link is an audit committee financial expert as defined by the SEC; and (ii) all Audit Committee members are independent as prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence. The Audit Committee held eight meetings during 2007. Our Audit Committee Charter is available on our website at www.cascademicrotech.com.

Corporate Governance and Nominating Committee. During 2007, our Corporate Governance and Nominating Committee consisted of Messrs. Barnes, Carlson (Chair) and O’Leary. The Corporate Governance and Nominating Committee provides counsel to the Board with respect to board organization, membership and functions and with respect to board committee structure and membership. The Corporate Governance and Nominating Committee is also responsible for defining the qualifications of candidates for board membership, evaluating qualified candidates, recommending candidates to the board for election to the board, proposing a slate of directors for election by our shareholders at each annual meeting of shareholders and recommending director compensation. In addition, the Corporate Governance and

Nominating Committee considers independence issues and questions of possible conflicts of interest of Board members and senior executives. The Corporate Governance and Nominating Committee held two meetings during 2007. Our Corporate Governance and Nominating Committee Charter is available on our website at www.cascademicrotech.com.

NOMINATIONS TO BOARD OF DIRECTORS

The Corporate Governance and Nominating Committee is responsible for recommending nominees for election to our Board of Directors. The Corporate Governance Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to Corporate Secretary, Cascade Microtech, Inc., 2430 NW 206th Avenue, Beaverton, Oregon 97006. Historically, we have not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because we believe that the informal consideration process in place to date has been adequate given that we have never received any director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporate Governance and Nominating Committee intends to periodically review whether a more formal policy should be adopted.

Qualifications of Directors

Qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time of any vacancy. Minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise and judgment, including service on other boards of directors, personal and professional integrity, availability and demonstrated commitment. We seek a board that possesses the background, skills, expertise and commitment necessary to make a significant contribution to our company. The Corporate Governance and Nominating Committee will evaluate potential nominees, including shareholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Corporate Governance and Nominating Committee.

Director Nominations by Shareholders

Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give timely written notice, by personal delivery or mail, to the Secretary of Cascade Microtech, Inc. To be considered timely, the notice must be received at our principal executive office not less than 60 days and not more than 90 days prior to the meeting date; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be effective, the notice must set forth all information required by Section 3.16 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.16 of our bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Securities Exchange Act of 1934, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors, or any individual director, at the following address: Cascade Microtech, Inc., c/o The Secretary, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Your communications should indicate that you are a Cascade Microtech, Inc. shareholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the board or any individual director.

DIRECTOR COMPENSATION

During 2007, non-employee director compensation was as follows:

•	an annual retainer of $24,000;

•	$1,000 for each board meeting attended in person or $500 by phone;

•	$500 for each committee meeting attended, whether in person or by phone;

•	$3,000 annually for the Lead Independent Director and each committee chairperson;

•	Mr. Link received an unvested stock award covering 5,000 shares of our common stock; and

•	Mr. Carlson received a cash payment of $10,000 for director services in connection with the hiring of our new CEO.

Mr. Strid did not receive any additional compensation for his service on the Board. All directors are reimbursed for their expenses in attending meetings of our Board of Directors.

The following table summarizes compensation earned by members of our Board of Directors related to their 2007 service:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Keith L. Barnes	$34,000	$22,354	$56,354
F. Paul Carlson	47,000	22,354	69,354
Raymond A. Link	36,000	21,433	57,433
George P. O’Leary	33,500	22,354	55,854
William R. Spivey	33,500	22,354	55,854

(1)	Mr. Link received an unvested stock award covering 5,000 shares of our common stock in 2007, which vests as to one-third of the total on each of the first through third anniversaries of the grant date. The grant date fair value of this unvested stock award was $72,000 as computed in accordance with SFAS No. 123R. Mr. Link was the only Director to receive an unvested stock award in 2007 due to the fact that each of the other Directors were granted unvested stock awards covering 5,000 shares in December 2006. In January 2008, each Director received their annual 5,000 share unvested stock grant award.

Effective January 1, 2008, the Lead Independent Director, Mr. Carlson, will receive a fee of $15,000 instead of $3,000 annually.

Equity incentive awards outstanding at December 31, 2007 for each non-employee director were as follows:

Name	Unvested Stock Awards (#)	Option Awards (#)
Keith L. Barnes	3,333	30,000
F. Paul Carlson	3,333	51,315
Raymond A. Link	5,000	30,000
George P. O’Leary	3,333	50,000
William R. Spivey	3,333	64,648

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Raymond A. Link, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Mr. Link is also independent as prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee members are not active professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007. This review included a discussion of the quality and the acceptability of the financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

The Audit Committee further discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluations of the effectiveness of our internal control, and the overall quality of our financial reporting.

The Audit Committee also reviewed management’s report on internal control over financial reporting as well as the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting as required under section 404 of the Sarbanes-Oxley Act.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Raymond A. Link - Chairman

Dr. William R. Spivey

Mr. Keith L. Barnes

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2008. During 2007, KPMG LLP served as our independent registered public accounting firm. Although we are not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment.

Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Before selecting KPMG LLP, the Audit Committee carefully considered KPMG LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the independent registered public accounting firm’s independence will not be impaired. The Audit Committee expressed its satisfaction with KPMG LLP in all of these respects. The Audit Committee of our Board of Directors has determined that the services provided by KPMG LLP that are other than audit services are compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm.

Fees Paid to KPMG LLP for 2007 and 2006

The following table shows KPMG LLP’s billings to us for the audit and other services for 2007 and 2006.

	2007	% Pre-approved by Audit Committee	2006	% Pre-approved by Audit Committee
Audit Fees(1)	$618,000	100%	$431,000	100%
Audit Related Fees(2)	68,000	100%	—	—
Tax Fees(3)	33,115	100%	89,280	100%
All Other Fees	—	—	—	—

	$719,115		$520,280

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit related fees in 2007 included fees related to our acquisition of Gryphics, Inc.
(3)	Tax fees include fees for tax compliance, tax planning and tax advice.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service. Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services. The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2008, certain information with respect to ownership of our common stock of (i) each director; (ii) the “named executive officers” (as defined under “Executive Compensation”); (iii) all persons known by us to be beneficial owners of more than 5% of our common stock; and (iv) all current executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them. Unless otherwise indicated, the address of each holder is 2430 NW 206th Avenue, Beaverton, Oregon 97006.

	Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares (2)	Percent of Shares Outstanding
Eric W. Strid (3)	1,745,852	13.4%
K. Reed Gleason	1,601,672	12.3%
RGM Capital, LLC (4) 6621 Willow Park Drive, Suite One Naples, Florida 34109	1,174,499	9.0%
Royce & Associates, LLC (5) 1414 Avenue of the Americas New York, New York 10019	873,161	6.7%
F. Paul Carlson (6)	165,602	1.3%
George P. O’Leary	155,930	1.2%
Bruce McFadden	150,420	1.2%
Steven Sipowicz	130,639	*
William R. Spivey	129,465	*
John Pence	78,115	*
Raymond A. Link	32,667	*
Keith L. Barnes	30,000	*
Willis D. Damkroger	26,959	*

All current executive officers and directors as a group (11 persons)	4,096,901	30.4%

*	Less than one percent
(1)	Applicable percentage of ownership is based on 13,048,159 shares of common stock outstanding as of March 31, 2008 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock that the person has the right to acquire within 60 days after March 31, 2008 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2)	Includes shares of common stock subject to options exercisable within 60 days after March 31, 2008 and shares of restricted stock that vest within 60 days of March 31, 2008 as follows:

Name	Number of Options
F. Paul Carlson	51,315
George P. O’Leary	50,000
Steven Sipowicz	122,763
William R. Spivey	52,898
John Pence	67,364
Raymond A. Link	30,000
Keith L. Barnes	30,000
Willis D. Damkroger	16,998
All current executive officers and directors as a group	421,338

(3)	Includes 800,000 shares held by Mr. Strid’s wife.
(4)	The information as to beneficial ownership is based on Schedule 13D/A dated February 21, 2008 filed by RGM Capital, LLC (“RGM”) with the Securities and Exchange Commission. One entity, DUMAC, LLC (“DUMAC”), is deemed the beneficial owner of 646,609 of the 1,174,499 shares and Mr. Robert G. Moses is deemed beneficial owner of all 1,174,499 shares. Mr. Moses is the managing member of RGM and RGM is an investment manager for DUMAC. RGM, Mr. Moses and DUMAC have shared voting and dispositive power with respect to all 1,174,499 shares.

(5)	The information as to beneficial ownership is based on Schedule 13G/A dated January 28, 2008 filed by Royce & Associates, LLC (“Royce”) with the Securities and Exchange Commission. Royce has sole voting and dispositive power with respect to all 873,161 shares.
(6)	Includes 6,500 shares held by Mr. Carlson’s wife.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, included below, with management and, based on such review and discussions, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. George O’Leary - Chairman

Mr. F. Paul Carlson

Dr. William R. Spivey

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Policies

Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing competitive base pay with an opportunity for additional compensation based on both individual and company performance. Executive officer compensation includes competitive base salaries, semi-annual bonus plans based on the achievement of certain financial and personal performance goals and long-term stock-based incentive opportunities in the form of options exercisable to purchase our common stock and our employee stock purchase plan. It is also the policy of the Management Development and Compensation Committee that, to the extent possible, compensation will be structured so that it meets the “performance-based’ criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Management Development and Compensation Committee has the right to waive pre-established performance criteria in recommending awards.

The Management Development and Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of our executives and acts as the plan administrator of our 2000 Stock Incentive Plan and our 2004 Employee Stock Purchase Plan. The Management Development and Compensation Committee sets the annual compensation of our CEO and other executive officers. The Management Development and Compensation Committee also reviews and approves the evaluation process and compensation structure under which compensation is paid or awarded to our executive officers. The role and responsibilities of the Management Development and Compensation Committee are defined in its Charter, which is available on our website at www.cascademicrotech.com.

The annual base pay and quarterly bonus plans represent short-term benefits of our compensation program designed to balance the stability of base pay with short-term, at risk bonus elements. Bonus plan payments are tied to company performance, with potential for considerable increase in total compensation as well as substantial risk of forfeiture.

In contrast, the stock-based compensation plans represent long-term incentive programs, designed to retain high-quality executives and to inspire their continuing efforts to improve corporate financial results for our shareholders. The principal executive officer (or CEO), the principal financial officer and the other three highly compensated executive officers (the “named executive officers” or the “NEOs”) have more of their total compensation leveraged within the long-term programs than other employees of the company. The Management Development and Compensation Committee believes the NEOs have more ability to influence our performance and thus should have a higher portion of their total compensation “at risk,” with the potential not only for higher growth opportunities, but also greater risk if performance goals are not met.

Base Salaries

In setting base salaries that were competitive with other high technology companies, we participated in and reviewed the High-Tech Industry Executive Compensation Survey prepared by AON Consulting (Radford Surveys). When selecting comparables, we attempted to select companies that were similar in many respects, including industry, location, annual revenue and number of employees. Executive salaries paid in 2007 were targeted at the midpoint of the range of salaries paid by comparable companies in the Radford Survey. Many of the companies included in our peer group used for the Performance Graph included in our Annual Report of Form 10-K are included in the above mentioned survey.

Bonus Awards

Quarterly bonus plans were established for the three-month periods ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007 and bonus awards were made based on the achievement of certain financial and personal performance goals in accordance with these plans. The target bonus was set at a specific dollar amount for each NEO, except Mr. Gleason who does not participate in the bonus plan, with amounts both below and above the target bonus for meeting certain operating performance criteria either below or above the target. A portion of the bonus was also based on meeting individual objectives. The operating performance targets had to be met at the 50% level or higher to receive any bonus. The operating performance targets related to net income, operating income and divisional revenue. In addition, each NEO had specific personal objectives. The total bonus was based 80% on the operating performance targets and 20% on the personal objectives.

Based on our bonus plan criteria, bonuses equaling between 38% and 45% of the target bonus were paid to the NEOs, excluding the Chief Executive Officer, for 2007. The percentage paid to our Chief Executive Officer was 37% for 2007.

The target bonus amounts are set using Radford Surveys to target the amounts paid by comparable companies.

Stock Awards

Our 2000 Stock Incentive Plan (the “Plan”) provides for the issuance of incentive and non-qualified stock options to officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value on the date of grant. The Plan also provides for the granting of unvested stock awards.

The effective date of all option grants to executives is the date the Board approves such grants, unless a future date is so designated by the Board. The option awards granted to the NEOs typically vest over a period of 5 years in order to help align the interest of our NEOs with our shareholders. Unvested stock awards granted to the NEOs vest over a four-year period. See “Grants of Plan Based Awards Table” for a summary of options granted to the NEOs during 2007.

In awarding stock awards, the Management Development and Compensation Committee looks at equity practices of other similar companies and considers the position of the individual executive, benchmark data from Radford/AON Consulting Surveys for the same positions, the individual’s annual base pay and his influence to direct improvements as a whole.

Stock-based awards, including those for officers newly hired, are approved by the Management Development and Compensation Committee and recommended for ratification by the Board. New-hire stock-based awards have an effective date of the date of hire of the individual executive and all option grants are priced as of the date of the Board meeting at which the grants are approved.

In recent years, stock-based awards were typically granted annually at the November Board meeting after review and approval by the Management Development and Compensation Committee. In February 2007, the Board approved a long-term variable stock compensation plan. The stock compensation plan was established for the year ended December 31, 2007 and stock awards related to 2007 were made in February 2008 based on the achievement of certain financial and personal performance goals in accordance with this plan. The target stock award was set at a specific number of shares for each NEO, except Mr. Strid and Mr.

Gleason who do not participate in the stock compensation plan, with amounts both below and above the target stock award for meeting revenue and operating income either below or above each performance target. A portion of the stock award was also based on meeting individual objectives. The total stock award was based 80% on the operating performance targets and 20% on the personal objectives.

Employee Stock Purchase Plan

Our 2004 Employee Stock Purchase Plan (“ESPP”) consists of two-year offering periods with four consecutive, overlapping six-month purchase periods commencing on the first trading day on or after February 1 and August 1 each year (the “Enrollment Date”). Any eligible employee may participate in the ESPP by completing a subscription agreement which allows participants to purchase up to 5,000 shares per six-month purchase period, at a purchase price of 85% of the fair market value of a share of common stock on the Enrollment Date or on the exercise date, whichever is lower. The exercise date is the last trading day of each offering period. If the purchase price is lower on the exercise date than on the Enrollment Date, the two-year offering period will terminate and a new two-year offering period will begin. Participating employees are automatically enrolled in the new offering period.

Mr. Strid and Mr. Gleason are not eligible to participate in the ESPP since employees who control 5% or more of the total voting power of all classes of our stock are not eligible. Shares purchased pursuant to the ESPP by the named executive officers were as follows in 2007:

Name	Number of Shares Purchased	Weighted Average Per Share Purchase Price	Weighted Average Per Share Fair Market Value
John E. Pence	2,049	$8.81	$12.93
Steven Sipowicz	2,705	8.75	12.20
Bruce A. McFadden	887	9.20	12.37
Willis D. Damkroger	2,193	8.82	13.11

Employment Agreements

See “Potential Payments Upon Termination or Change-In-Control” below for a discussion of Mr. Wild’s and Mr. Sipowicz’s employment agreements.

Director Compensation

Effective February 2008, our non-employee directors receive the following compensation:

•	an annual retainer of $24,000;

•	$1,000 for each board meeting attended in person or $500 by phone;

•	$500 for each committee meeting attended, whether in person or by phone;

•	$15,000 annually for the Lead Independent Director and $3,000 annually for each committee chairperson; and

•	an annual unvested stock award covering 5,000 shares of our common stock, which will vest as to one-third of the total shares on each of the first, second and third anniversaries of the grant date.

All directors are reimbursed for their expenses in attending meetings of our Board of Directors.

See “Director Compensation” above for detail of the compensation received by our non-employee directors during 2007.

In determining Board compensation, the Corporate Governance and Nominating Committee reviews board compensation of similar companies and other benchmark data.

CODE OF ETHICS

We adopted the Cascade Microtech Code of Conduct to promote honest and ethical conduct, proper disclosure of financial information in our periodic reports and compliance with applicable laws, rules and regulations. The Code of Conduct applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our corporate controller. We filed a copy of our Code of Conduct as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2004. You can also access our Code of Conduct on our website at www.cascademicrotech.com.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of March 31, 2008, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
Geoff Wild	51	Director, President and Chief Executive Officer	2008

Steven Sipowicz	55	Chief Financial Officer, Vice President of Finance, Treasurer and Secretary	2004

Willis D. Damkroger	58	Vice President and General Manager of Production Products Division	2007

K. Reed Gleason	63	Director Emeritus and Vice President of Advanced Development	1984

John E. Pence	44	Vice President and General Manager of Engineering Products Division	1997

Eric W. Strid	55	Chairman of the Board and Chief Technical Officer	1984

For information on the business background of Messrs. Wild and Strid, see “Election of Directors” above.

Steven Sipowicz has served as our Vice President of Finance, Chief Financial Officer and Treasurer since July 2004. He has also served as Corporate Secretary since August 2004. From November 1999 to November 2003, Mr. Sipowicz served as Chief Financial Officer of Corillian Corporation, a provider of online financial services, and served as Secretary of that company from January 2000 to November 2003. From October 1997 to November 1999, Mr. Sipowicz served as Chief Financial Officer of F.I.C.S. Group, N.V., a Belgian financial software and services company. From October 1996 to September 1997, he was Vice President, Finance and Administration and Chief Financial Officer of Intrinsa Corporation, a development tools company. From April 1993 to September 1996, he served as Vice President, Finance and Chief Financial Officer of Integrated Systems, Inc., an operating system software company. Mr. Sipowicz holds a B.S. in Chemistry from Bristol University (U.K.) and an M.B.A. from Santa Clara University.

Willis D. Damkroger has served as our Vice President and General Manager of the Production Products Division since January 2007. He also served as our Director of Worldwide Sales and Service for the Engineering Products Division from February 2006 to December 2006. From August 2005 to February 2006, he was Vice President, General Manager for the Display Division of White Electronic Designs, Inc. From May 2003 to July 2005, he was Director of Sales for the Display Division of White Electronic Designs, a leading provider of state-of-the-art semiconductor memory products supporting the telecommunications and data communications markets. From July 2000 to April 2003, he was President and Chief Operating Officer of Innovacomm Technologies, Inc., a manufacturer of optoelectronics packaging and provider of engineering-intensive manufacturing services. From September 1997 to June 2000, he was Vice President and General Manager, Communication Products Division at Maxtek, Inc., a custom microelectronics packaging provider. Mr. Damkroger has an A.A. in History from West Valley College and majored in History at San Jose State University.

K. Reed Gleason co-founded Cascade Microtech and served as a director from inception to May 2006. Mr. Gleason has also served as our Vice President of Advanced Development since our inception. Prior to 1984, Mr. Gleason was a Senior Physicist at Tektronix, Inc. and at TriQuint Semiconductor, Inc., conducting research into high-frequency gallium arsenide devices and integrated circuits. He began his career as an engineer with the U.S. Naval Research Laboratory in Washington, D.C. Mr. Gleason holds a B.S. in Electrical Engineering from the California Institute of Technology. Mr. Gleason also serves as Director Emeritus. As Director Emeritus, Mr. Gleason is not a voting member of the Board, but is invited to attend meetings of the Board of Directors.

John E. Pence has served as our Vice President and General Manager of Engineering Products since May 2000. From April 1997 to April 2000, he served as our Vice President of Probing Systems. From 1995 to 1997, Mr. Pence served as our Business Unit Manager for high frequency probes. From 1993 to 1995, Mr. Pence was our Product Marketing Manager for high frequency probes. From 1985 to 1993, Mr. Pence held a number of technical design and project management positions within the Space and Communications Division of Hughes Aircraft Company, a leading supplier of satellite communications systems for both commercial and military applications. Mr. Pence holds B.S. and Masters of Engineering degrees in Electrical Engineering from Cornell University.

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”); (ii) our Principal Financial Officer (“PFO”); and (iii) our three most highly compensated executive officers, other than our PEO and PFO, who were serving as executive officers at the end of the last completed fiscal year and whose total compensation was greater than $100,000 (herein referred to as the “named executive officers”) for the fiscal years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Eric W. Strid	2007	$248,000	$—	$—	$96,161	$5,532	$349,693
Chairman and Chief Technical Officer and Former President and CEO	2006	252,692	—	—	51,405	3,388	307,485

Steven Sipowicz	2007	192,328	—	216,693	49,587	4,511	463,119
CFO, Vice President, Finance Treasurer and Secretary	2006	190,653	—	199,352	26,469	4,195	420,669

John E. Pence	2007	245,506	—	124,236	56,264	5,116	431,122
Vice President and General Manager of Engineering Products Division	2006	235,712	—	108,552	32,016	4,721	381,001

K. Reed Gleason	2007	152,881	—	—	—	3,990	156,871
Director Emeritus and Vice President of Advanced Development	2006	148,583	—	—	—	5,537	154,120

Willis D. Damkroger	2007	174,462	64,286	66,405	39,814	578	345,545
Vice President and General Manager of Production Products Division	2006	128,465	—	54,926	58,625	439	242,455

Bruce A. McFadden(3)	2007	116,830	—	86,124	7,832	3,555	214,341
Former Vice President, Corporate Development	2006	204,749	—	89,817	22,069	4,950	321,585

(1)	The stock awards and option awards columns represent the stock-based compensation charge in the relevant year for all stock and option awards for such person as computed in accordance with SFAS No. 123R. See Note 11 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2007 for the valuation assumptions and other information related to our stock and option awards during 2007.
(2)	All Other Compensation included patent awards, insurance premiums and 401(k) matching.
(3)	Mr. McFadden’s employment terminated effective August 1, 2007.

Grants of Plan-Based Awards for the Year Ended December 31, 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Eric W. Strid	03/30/07	$880	$110,000	$220,000	—	—
	08/10/07	1192	149,000	298,000	—	—
Steven Sipowicz	03/30/07	420	52,470	104,940	—	—
	08/10/07	579	72,330	144,660	—	—
Bruce A. McFadden	03/30/07	362	45,190	90,380	—	—
K. Reed Gleason	03/30/07	—	—	—	—	—
	08/10/07	—	—	—	—	—
Willis D. Damkroger	02/09/07	—	—	—	20,000	$288,000
	03/30/07	380	47,500	95,000	—	—
	08/10/07	524	65,500	131,000	—	—
John E. Pence	03/30/07	513	64,130	128,260	—	—
	08/10/07	513	64,130	128,260	—	—

(1)	Awards are based on the 2007 Executive Compensation Plans as approved by our Board of Directors for the six-month periods ended June 30, 2007 and December 31, 2007. The threshold amounts were determined based on meeting the company financial goals at 1% above the level where no bonus would be earned and individual goals were assumed to be not met. Actual bonuses earned for the two six-month periods combined were approximately 37% of the target for the CEO and between approximately 38% and 45% for each of the other named executive officers.
(2)	This award vests as to 25% per year on each of the first through fourth anniversaries of the grant date.
(3)	This amount is based on the fair market value of our common stock on the date of grant. This total amount will be proportionately recognized as compensation expense over the four-year vesting period beginning on the date of grant, with the portion attributable to 2007 reflected as a component of the amount in the Stock Awards column of the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Eric W. Strid	—	—		—	—	—	—
Steven Sipowicz	95,665	44,335	(1)	$9.50	07/12/14	—	—
	5,999	4,001	(2)	13.52	12/17/14	—	—
	4,166	5,834	(3)	14.38	11/18/15	—	—
	2,600	9,400	(4)	13.65	11/17/16	—	—
John E. Pence	14,900	—		7.00	11/09/11	—	—
	12,000	—		5.00	11/08/12	—	—
	9,800	2,200	(5)	5.50	11/07/13	—	—
	12,000	8,000	(2)	13.52	12/17/14	—	—
	8,333	11,667	(3)	14.38	11/18/15	—	—
	4,333	15,667	(4)	13.65	11/17/16	—	—
K. Reed Gleason	—	—		—	—	—	—
Willis D. Damkroger	11,499	18,501	(6)	14.04	02/10/16	—	—
	2,166	7,834	(4)	13.65	11/17/16	—	—
	—	—		—	—	20,000	$288,000
Bruce A. McFadden(7)	5,000	—		3.80	11/20/08	—	—
	5,000	—		3.80	11/12/09	—	—
	25,000	—		7.00	09/15/10	—	—
	21,000	—		7.00	11/09/11	—	—
	18,915	—		5.00	11/08/12	—	—
	14,920	—		5.50	11/07/13	—	—
	5,240	—		13.52	12/17/14	—	—
	3,404	—		14.38	11/18/15	—	—
	3,243	—		13.65	11/17/16	—	—

(1)	This option vests as to 1.67% per month, with full vesting occurring on August 13, 2009.
(2)	This option vests as to 1.67% per month, with full vesting occurring on December 17, 2009.
(3)	This option vests as to 1.67% per month, with full vesting occurring on November 18, 2010.
(4)	This option vests as to 1.67% per month, with full vesting occurring on November 17, 2011.
(5)	This option vests as to 1.67% per month, with full vesting occurring on November 7, 2008.
(6)	This option vests as to 1.67% per month, with full vesting occurring on January 24, 2011.
(7)	All of Mr. McFadden’s then unexercised options expired on January 28, 2008.

Option Exercises and Stock Vested for the Year Ended December 31, 2007

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Eric W. Strid	—	—
Steven Sipowicz	—	—
John E. Pence	36,100	$292,525
K. Reed Gleason	—	—
Willis D. Damkroger	—	—
Bruce A. McFadden	10,000	99,388

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreement of Geoff Wild

We entered into an employment agreement with Mr. Wild on December 5, 2007. If Mr. Wild’s employment is terminated without cause, as defined in the agreement, then he will be entitled to severance pay in the amount of 12-months’ base salary. In addition, the stock options held by Mr. Wild that would have vested if Mr. Wild had remained an employee of the Company after the termination date for an additional period equal to his length of employment up to a maximum of 12 months, shall become immediately exercisable. If Mr. Wild terminates his employment with the Company for “good reason,” as defined in the agreement, or if the Company terminates Mr. Wild’s employment for any reason other than death, disability or cause within 12 months after the Company sells all or substantially all of its assets or is merged into another company that the Company’s shareholders do not control, then all stock options held by Mr. Wild that would have vested had Mr. Wild remained employed after the termination date for an additional period equal to 12 months will become immediately exercisable and shall remain exercisable for 12 months, and additional restricted stock units will vest at termination such that at least 20,000 restricted stock units will have vested. As a condition of his employment, Mr. Wild entered into our standard employee invention and confidentiality agreement. Mr. Wild’s employment with the Company did not commence until January 2008 and, accordingly, no amounts would have been payable pursuant to this agreement as of December 31, 2007.

Employment Agreement of Steven Sipowicz

We entered into an employment agreement with Steven Sipowicz on July 12, 2004. If we terminate Mr. Sipowicz’s employment without cause, as defined in the agreement, then he is entitled to severance pay in the amount of 12-months’ salary. In addition, the stock options held by Mr. Sipowicz that would have vested if Mr. Sipowicz had remained our employee for an additional 12 months shall become immediately exercisable. If Mr. Sipowicz is terminated for any reason other than death, disability or cause, within 12 months after we sell all or substantially all of our assets or are merged into another company that our shareholders do not control, then all stock options held by Mr. Sipowicz that would have vested had Mr. Sipowicz remained employed after the termination date for an additional 12 months, will become immediately exercisable and shall remain exercisable for 12 months. As a condition of his employment, Mr. Sipowicz entered into our standard employee invention and confidentiality agreement pursuant to which he may not divulge any of our proprietary information other than as permitted as part of his employment with us. Assuming Mr. Sipowicz was terminated effective December 31, 2007, he would have been entitled to $178,000 of cash compensation and 34,400 then unvested options would have become vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FEI Company

During 2007, we purchased certain services for $31,000 from FEI Company (“FEI”). In addition, FEI purchased certain equipment from us for a total of $3,000 during 2007. At December 31, 2007, we had a receivable from FEI of $3,000. One of the members of our Board of Directors, Mr. Raymond A. Link, is the Executive Vice President and Chief Financial Officer of FEI.

Raytheon, Inc.

During 2007, we did not purchase any equipment or services from Raytheon, Inc. However, Raytheon purchased certain equipment from us for a total of $232,000 during 2007. At December 31, 2007, we had no outstanding payments owed to Raytheon, Inc. and we had a receivable from Raytheon, Inc. of $22,000. One of the members of our Board of Directors, Mr. William Spivey, is a member of the Board of Directors of Raytheon, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, our Management Development and Compensation Committee consisted of Messrs. Carlson, O’Leary (Chair) and Spivey. All current members of the Management Development and Compensation Committee are non-employee, outside directors. During 2007, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Management Development and Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2007, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements, except that:

•	Mr. John Pence, an officer, failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, related to one stock option exercise and sale of the related common stock; and

•	Mr. Ray Link, a director, failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, related to one restricted stock unit grant.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in our 2009 Proxy Statement. Any such proposal must be received by us not later than December 17, 2008. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

Alternatively, under our bylaws, a proposal or nomination that a shareholder does not seek to include in our Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of Cascade Microtech, Inc. not less than 60 days, nor more than 90 days, prior to the date of an Annual Meeting. In the event we provide notice or public disclosure of the date of the Annual Meeting less than 60 days prior to the date of the Annual Meeting, shareholders may submit a proposal or nomination not later than the 10th day following the day on which we gave notice of the Annual Meeting date.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2007. Written requests should be mailed to the Secretary, Cascade Microtech, Inc., 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

By Order of the Board of Directors:

Geoff Wild
Director, President and Chief Executive Officer

Dated: April 16, 2008

CASCADE MICROTECH, INC.

Proxy for Annual Meeting of Shareholders to be Held on May 16, 2008

The undersigned hereby names, constitutes and appoints Geoff Wild and Steven Sipowicz, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at 2:30 p.m. on Friday, May 16, 2008, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 31, 2008, with all the powers that the undersigned would possess if he were personally present.

1.	PROPOSAL 1 - Election of Directors	☐	FOR the nominees listed below

		☐	WITHHOLD AUTHORITY to vote for the nominees listed below

To withhold authority to vote for the nominee, strike a line through the nominee’s name below:

F. Paul Carlson	Raymond A. Link	William R. Spivey	Geoff Wild

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008.

FOR PROPOSAL 2  ☐    AGAINST PROPOSAL 2  ☐    ABSTAIN ON PROPOSAL 2  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

3.	To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Signature(s)                                                                                  Dated                    , 2008

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (    ) do not (    ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 2430 NW 206th Avenue, Beaverton, Oregon 97006, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

You can view the Annual Report and Proxy Statement

on the Internet at: http://www.cascademicrotech.com

You can now access your Cascade Microtech, Inc. account online.

Access your Cascade Microtech, Inc. shareholder account online via Investor ServiceDirectSM (ISD)

The transfer agent for Cascade Microtech, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

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www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163